QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12.1

PROS HOLDINGS, INC.
1999 EQUITY INCENTIVE PLAN
IMMEDIATELY EXERCISABLE INCENTIVE STOCK OPTION GRANT

Charles Murphy, Optionee:

        Pros Holdings, Inc., a Delaware corporation (the "Company"), pursuant to its 1999 Equity Incentive Plan (the "Plan"), has granted to you, the Optionee named above, an immediately exercisable option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers) directors or consultants and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1.     Total Number of Shares Subject to this Option.    The total number of shares of Common Stock subject to this option is one hundred thousand (100,000) shares.

        2.     Vesting.

          (a)   Standard Vesting.    Subject to the limitations contained herein and except as described below, twenty-five percent (25%) of the shares will vest December 31, 2005, and 2.0833% of the shares will then vest each month thereafter until either (i) the termination of Optionee's Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company for any reason, or (ii) this option becomes fully vested.

          (b)   Termination After Change in Control.    In the event of a termination of Optionee's Continuous Status as an Employee, Director or Consultant as a result of a Termination After Change in Control (as defined below), the Option, to the extent unvested on the date such termination, shall become immediately vested in full. "Termination After Change in Control" shall mean either of the following events occurring within twelve (12) months after a Change in Control:

            (i)    termination by the surviving company of the Optionee's Continuous Status as an Employee, Director or Consultant for any reason other than for Cause (as defined in that certain Employment Agreement, dated September 30, 2005 between the Company and Optionee (the "Employment Agreement"); or

            (ii)   the Optionee's resignation for Good Reason (as defined in the Employment Agreement) from all capacities in which the Optionee is then rendering to the surviving company within a reasonable period of time following the event constituting Good Reason.

Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Optionee's Continuous Status as an Employee, Director or Consultant with the surviving company which (1) is for Cause (as defined below); (2) is a result of the Optionee's death or disability; (3) is a result of the Optionee's voluntary resignation other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.

          (c)   Termination Without Cause or for Good Reason.    Notwithstanding anything in this Agreement to the contrary, upon the involuntary termination without Cause (as defined in the

  Employment Agreement) or Optionee's voluntary termination for Good Reason (within a reasonable period following the event constituting Good Reason) of Optionee's Continuous Status as an Employee, Director or Consultant, the Option, to the extent unvested on the date on such termination, shall become immediately vested with respect to shares that would have vested in the twelve (12) months following such date of termination.

          (d)   Termination For Cause.    Notwithstanding anything in this Agreement to the contrary, upon the termination for Cause (as defined in the Employment Agreement) of the Optionee's Continuous Status as an Employee, Director or Consultant, the Option shall terminate and cease to be exercisable on the date of such termination.

        3.     Exercise Price And Method Of Payment.

          (a)   Exercise Price.    The exercise price of this option is Forty-Three Cents ($0.43) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

          (b)   Method of Payment.    Payment of the exercise price per share is due and payable upon exercise of the Option. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

            (i)    Payment of the exercise price per share in cash (including check) at the time of exercise;

            (ii)   Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

            (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

            (iv)  Payment by a combination of the methods of payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

        4.     Whole Shares.    This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

        5.     Securities Law Compliance.    Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

        6.     Term.    The term of this option commences on September 30, 2005, the date of grant, and expires on September 29, 2015 (the "Expiration Date," which date shall be no more than ten (10) years from the date this option is granted), unless this option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company unless one of the following circumstances exists:

          (a)   Your termination of Continuous Status as an Employee, Director or Consultant is due to your disability (within the meaning of Section 422(c)(6) of the Code. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of Continuous Status as an Employee, Director or Consultant.

          (b)   Your termination of Continuous Status as an Employee, Director or Consultant is due to your death or your death occurs within three (3) months following your termination of Continuous Status as an Employee, Director or Consultant for any other reason. This option will then expire on the earlier of the Expiration Date set forth above or six (6) months after your death.

          (c)   If during any part of such three (3) months period you may not exercise your option solely because of the condition set forth in paragraph 5 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of three (3) months after your termination of the Continuous Status as an Employee, Director or Consultant.

          (d)   If your exercise of the option within three (3) months after termination of your Continuous Status as an Employee, Director or Consultant with the Company or with an Affiliate of the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company.

          (e)   Your termination of Continuous Status as an Employee, Director or Consultant is for Cause. This option will then expire on the date of such termination.

        To the extent this Option may be exercised following termination of Continuous Status as an Employee, Director or Consultant, this Option may only be exercisable as to that number of shares as to which it was vested on the date of termination of Continuous Status as an Employee, Director or Consultant under the provisions of paragraph 2 of this option.

        In order to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or exercise your option more than three (3) months after the date your Continuous Status as an Employee with the Company and all Affiliates of the Company terminates.

        7.     Exercise.

          (a)   This option may be exercised by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subsection 12(e) of the Plan.

          (b)   If the Optionee exercises this option to purchase shares that are both nontransferable and subject to a substantial risk of forfeiture, the Optionee understands that the Optionee should consult with the Optionee's tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date on which the Optionee exercises the option. Shares acquired upon exercise of the Option are nontransferable and subject to a substantial risk of forfeiture if, for example, (a) they are unvested and are subject to a right of the Company to repurchase such shares at the Optionee's original purchase price if the Optionee's Continuous Status as an

  Employee, Director or Consultant with the Company or an Affiliate of the Company terminates, or (b) the Optionee is an Insider and, under certain circumstances, exercises the Option within six (6) months of the date of option grant (if a class of equity security of the Company is registered under Section 12 of the Exchange Act). Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Optionee. The Optionee acknowledges that the Optionee has been advised to consult with a tax advisor prior to the exercise of the Option regarding the tax consequences to the Optionee of the exercise of the Option.

AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE OPTIONEE PURCHASES SHARES. THIS TIME PERIOD CANNOT BE EXTENDED. THE OPTIONEE ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE OPTIONEE'S SOLE RESPONSIBILITY, EVEN IF THE OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

          (c)   Notwithstanding anything in this agreement or the Plan to the contrary, and except as provided in Section 4.1(c), the aggregate fair market value of the shares with respect to which the Optionee may exercise this option for the first time during any calendar year, when added to the aggregate fair market value of the shares subject to any other options designated as incentive stock options granted to the Optionee under all stock option plans of the Company prior to the date of option grant with respect to which such options are exercisable for the first time during the same calendar year, shall not exceed One Hundred Thousand Dollars ($100,000. For purposes of the preceding sentence, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the fair market value of shares shall be determined as of the time the option with respect to such shares is granted. Such limitation on exercise shall be referred to in this Option Agreement as the "ISO Exercise Limitation." If Section 422 of the Code is amended to provide for a different limitation from that set forth in this section, the ISO Exercise Limitation shall be deemed amended effective as of the date required or permitted by such amendment to the Code. The ISO Exercise Limitation shall terminate upon the earlier of (i) the termination of Optionee's Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company, (ii) the day immediately prior to the effective date of a Change in Control in which the Option is not assumed or substituted for by the acquiring corporation, or (iii) the day ten (10) days prior to the option Expiration Date. Upon such termination of the ISO Exercise Limitation, the Option shall be deemed a nonstatutory stock option to the extent of the number of shares subject to the Option which would otherwise exceed the ISO Exercise Limitation.

          (d)   Notwithstanding any other provision of this option agreement, if compliance with the ISO Exercise Limitation will result in the exercisability of any vested shares being delayed more than thirty (30) days beyond the date such shares become vested shares (the "Vesting Date"), the Option shall be deemed to be two (2) options. The first option shall be for the maximum portion of the number of shares that can comply with the ISO Exercise Limitation without causing the Option to be unexercisable in the aggregate as to vested shares on the Vesting Date for such shares. The second option, which shall not be treated as an Incentive Stock Option as described in Section 422(b) of the Code, shall be for the balance of the number of Option Shares; that is, those such shares which, on the respective Vesting Date for such shares, would be unexercisable if included in the first option and thereby made subject to the ISO Exercise Limitation. Shares treated as subject to the second option shall be exercisable on the same terms and at the same time as set forth in this Option Agreement; provided, however, that (i) subsection (c) shall not apply to the second option and (ii) each such share shall become a vested share on the Vesting Date such share must first be allocated to the second option pursuant to the preceding sentence. Unless the Optionee specifically elects to the contrary in the Optionee's written notice of exercise, the first option shall be deemed to be exercised first to the maximum possible extent and then the second option shall be deemed to be exercised.

          (e)   By exercising this option you agree that

            (i)    as a precondition to the completion of any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

            (ii)   you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option; and

            (iii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

        8.     Right of Repurchase; Right of First Refusal.

          (a)   The Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares exercised pursuant to the Option; provided, however, that (i) such repurchase right shall be exercisable only within (A) the one hundred and twenty (120) day period following the termination Optionee's Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), (ii) such repurchase right shall be exercisable for less than all of the vested shares only with the Optionee's consent, and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares at a repurchase price equal to the greater of (A) the stock's Fair Market Value at the time of such termination or (B) the original purchase price paid for such shares by the Optionee. Such right of repurchase may be assigned by the Company.

          (b)   If the Company does not elect to exercise its right of repurchase under Section 8(a) above, and at any time thereafter but prior to the Listing Date the Optionee (including any permitted transferee of the Optionee's shares under Section 8(c)) receives a bona fide offer to purchase all or any of the vested shares exercised pursuant to the Option (the "Offer") from a third party other than a permitted transferee of his shares under Section 8(c) (the "Offeror") which the Optionee wishes to accept, the Optionee may transfer such shares pursuant to and in accordance with the following provisions

            (i)    the Optionee shall cause the Offer to be reduced to writing and shall notify the Company in writing of his or her desire to accept the Offer and otherwise comply with the provisions of this Section 8(b). The Optionee's notice shall constitute an irrevocable offer to sell such shares to the Company at a price equal to the price contained in, and on the same terms and conditions of, the Offer. The notice shall be accompanied by a true copy of the Offer (which shall identify the Offeror).

            (ii)   the Company shall have the right to offer to purchase all, but not less than all, of the shares covered by the Offer. To exercise such right, the Company shall, within fifteen (15) days of receipt of such written notice, communicate in writing such election to the Optionee. Such written election to purchase shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of all of the shares covered by the Offer.

          (c)   Permitted transfers by an Optionee are (i) transfers to the Optionee's spouse or children, to a trust of which the Optionee is the settlor or a trustee for the benefit of his spouse or children, and (ii) transfers upon an Optionee's death to his heirs, executors or administrators or to a trust under his or her will or to his or her guardian or conservator, provided that in any such case the transferee shall have entered into an enforceable written agreement providing that all shares so transferred shall continue to be subject to the provisions of Section 8(b) and (c) as if such shares were still held by the Optionee, and provided further that such permitted transferee shall not be permitted to make any further transfers without complying with the provisions of Section 8(b) and (c). Anything to the contrary herein notwithstanding, transferees permitted by this Section 8(c) shall take any shares so transferred subject to all obligations under Section 8(b) and (c) as if such shares were still held by the Optionee whether or not such transferees so expressly agree.

        9.     Unvested Share Repurchase Option.

          (a)   In the event the Optionee's Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company is terminated for any reason or no reason, with or without cause, or if the Optionee or the Optionee's legal representative attempts to sell, exchange, transfer, pledge or otherwise dispose of ("Transfer") any Unvested Shares (as defined below) other than to a Permitted Transferee (as defined below), the Company shall have the right to reacquire the Unvested Shares under the terms and subject to the conditions set forth in this Section 9 (the "Unvested Share Repurchase Option")

          (b)   "Unvested Shares" shall mean, on any given date, the number of shares of stock acquired upon exercise of the Option which exceed the number of vested shares determined as of such date.

          (c)   The Company must notify in writing the Optionee or the Optionee's legal representative the Company's election to repurchase the Unvested Shares within sixty (60) days after termination of Optionee's Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company or after the Company has received notice of the attempted Transfer. Payment by the Company to the Optionee or the Optionee's legal representative shall be made in cash within sixty (60) days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share for the shares being repurchased by the Company shall be an amount equal to the exercise price paid for such shares. Contemporaneous with receipt of such payment by the Company, the Optionee or the Optionee's legal representative shall give the shares which the Company has purchased to the Company.

          (d)   The Optionee may not Transfer any Unvested Shares still subject to the Unvested Share Repurchase Option except to the Optionee's spouse, siblings, ancestors, descendants or to a trustee for their benefit or the benefit of the Optionee (a "Permitted Transferee"), provided that such Permitted Transferee shall agree in writing (in a form satisfactory to the Company) to receive and hold the shares subject to all the terms, conditions and restrictions contained in this Agreement and, provided further that such Transfer does not cause the option to not be treated as an "incentive stock option" within the meaning of Section 422 of the Code or otherwise violate applicable law.

          (e)   The Company shall have the right to assign the Unvested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

          (f)    Upon the occurrence of a Change in Control, any and all new, substituted or additional securities or other property to which the Optionee is entitled by reason of the Optionee's ownership of Unvested Shares shall be immediately subject to the Unvested Share Repurchase Option and included in the term "Unvested Shares" for all purposes of the Unvested Share Repurchase Option with the same force and effect as the Unvested Shares immediately prior to the Change in Control. While the aggregate repurchase price shall remain the same after such Change in Control, the repurchase price per Unvested Share upon exercise of the Unvested Share Repurchase Option following such Change in Control shall be adjusted as appropriate.

          (g)   All certificates representing any shares subject to the Unvested Share Repurchase Option shall have endorsed thereon the following legends (together with any legend required by applicable law):

  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION, A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY OR ITS ASSIGNEE, AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY."

        10.   Transferability.    This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

        11.   Option Not a Service Contract.    This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

        12.   Notices.    Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

        13.   Independent Counsel.    Each of the parties hereto acknowledges and agrees that DLA Piper Rudnick Gray Cary US, LLP is counsel to the Company and not to the Optinoee individually, and Optionee has had reasonable opportunity to consult with separate counsel with respect to the matters contained herein and is not relying on any representations of any party with respect to the terms of this Agreement not otherwise contained herein.

        14.   Governing Plan Document.    This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

        Dated the 30th day of September, 2005.

Very truly yours,
By:	/s/ KURT R. JAGGERS
Duly authorized on behalf of the Board of Directors

Attachments:

  Pros Holdings, Inc. 1999 Equity Incentive Plan
  Notice of Exercise

The undersigned:

          (a)   Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

          (b)   Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned Optionee and the Company and its Affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:

                NONE

/s/ CHM (Initial)

                OTHER

Signature:	/s/ CHARLES H. MURPHY
Printed Name:	/s/ CHARLES H. MURPHY
Address:	1000 S. Point Dr. #507
Miami Beach, FL 33139

NOTICE OF EXERCISE

PROS HOLDING, INC.
3100 Main Street, Suite 900
Houston, Texas 77002	Date of Exercise: _______________________________

Ladies and Gentlemen:

        This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐
Stock option dated:	________________________
Number of shares as to which option is exercised:	________________________
Certificates to be issued in name of:	________________________
Total exercise price:	$ ________________________
Cash payment delivered here with:	$ ________________________
Value of shares of PROS HOLDINGS, INC.:	$ ________________________

        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1999 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

        I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

        I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are deemed to constitute "restricted securities" under Rule 701 and "control securities" under Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Act and any applicable state securities laws.

        I further acknowledge that I will not be able to resell the Shares for at least ninety days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

        I further acknowledge and agree that under the provisions of the Option, the Company may elect, prior to the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system (the "Listing Date"), to repurchase all or any part of the Shares on the terms and conditions provided in the Option and that such right of repurchase may be assigned by the Company. I further acknowledge and agree that if the Company does not elect to exercise such right of repurchase, and at any time thereafter but prior to the Listing Date, I (including any permitted transferee of the Shares under the provisions of the Option) receive a bona fide offer to purchase all or any of the Shares from a third party (other than such a permitted transferee) which I wish to accept, I may only transfer such Shares pursuant to and in accordance with the provisions of the Option which provide the Company with a right of first refusal.

        I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Articles of Incorporation, Bylaws and/or applicable securities laws.

        I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Act (the "Effective Date") as may be requested by the Company or the representative of the underwriters. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,
Printed Name

QuickLinks

PROS HOLDINGS, INC. 1999 EQUITY INCENTIVE PLAN IMMEDIATELY EXERCISABLE INCENTIVE STOCK OPTION GRANT
NOTICE OF EXERCISE